UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2019

Date of Report (Date of earliest event reported)

Renewal Fuels, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30172	22-1436279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30 N. Gould St., Ste 5835 Sheridan, WY	82801
(Address of principal executive offices)	(Zip Code)

(512) 309-0530

(Registrant’s telephone number)

1818 North Farwell Avenue, Milwaukee, WI 53202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 19, 2020, Ben Berry, President of Synergy Management Group, LLC, a Wyoming limited liability company a shareholder of the Company, filed a Petition for Appointment of Custodian or Receiver of Corporation with the Laramie District Court, of the State of Delaware, requesting that Mr. Berry be appointed as receiver of the Company. Pursuant to 8 Del. C. § 226(a)(3), the court may appoint an individual as a custodian of a Delaware corporation upon shareholder’s petition for appointment. On February 12, 2020, the Court appointed Ben Berry as custodian of the Company. The Court’s order allows Mr. Berry to exercise all of the powers of the Company, through or in place of its board of directors, to the extent necessary to manage and continue the business and affairs.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13th, 2020 the Company appointed Carey W Cooley as the Company's President and Director. Following the elections of the new officer Ben Berry submitted his resignation from all positions with the Company.

Item 3.02 Unregistered Sales of Equity Securities

On March 16, 2020, the company sold one (1) Special 2019 series A preferred share of the company for an agreed upon purchase price to Krisa Management, LLC. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to Krisa Management, LLC. gave the controlling vote to control and govern the affairs of the company going forward.

Item 9.01 Financial Statements and Exhibits.

(d)	Order Granting Petition for Appointment of Receiver of Corporation.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RENEWAL FUELS, INC.

DATED: April 8, 2020	By:	/s/ Carey W Cooley

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